China Natural Gas, Inc.

Seven-Year Warrants to Purchase
Shares of Common Stock

Warrant Agreement

Dated as of January 29, 2008

Deutsche Bank AG, Hong Kong Branch

as Warrant Agent

and

Deutsche Bank Luxembourg S.A.

as Warrant Registrar

WARRANT AGREEMENT, dated as of January 29, 2008 (the “Agreement”), by and among China Natural Gas, Inc., a Delaware corporation (the “Company”), Mr. JI Qinan (PRC ID No. 612125195706230432)(the “Controlling Shareholder”), Deutsche Bank AG, Hong Kong Branch, as warrant agent (the “Warrant Agent”) and Deutsche Bank Luxembourg S.A. as the initial Warrant Registrar.

RECITALS

WHEREAS, the Company proposes to issue warrants (each a “Warrant” and collectively, the “Warrants”) to initially purchase up to an aggregate of 2,900,000 shares of the Company’s Common Stock, par value $.0001 (the “Common Stock”, with the Common Stock issuable upon exercise of the Warrants being referred to herein as the “Warrant Shares”), in connection with the offering by the Company of up to an aggregate of RMB363,000,000 principal amount of 5.0% Guaranteed Senior Notes due 2014 settled in U.S.Dollars (each, a “Note”, and collectively, the “Notes”) pursuant to that certain Indenture, dated as of January 29, 2008 (the “Indenture”), between the Company and DB Trustees (Hong Kong) Limited, as trustee.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of Warrant Certificates (as defined) and other matters as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.	CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Board of Directors” means the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means a day other than a Saturday or Sunday and means any day that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in either the city of New York, Hong Kong or London.

“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg, and its successors.

“Commission” means the Securities and Exchange Commission.

“Common Depositary” means, with respect to the Warrants issuable or issued in whole or in part in global form, the Person specified in Section 3.3 hereof as the Common Depositary with respect to the Warrants, and any and all successors thereto appointed as Common Depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Equivalents” means Common Stock and all shares of Common Stock issuable upon conversion, exercise or exchange of all options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock or other securities of the Company that are convertible into or exercisable or exchangeable for shares of Common Stock.

“Company” has the meaning set forth in the Recitals.

“Controlling Shareholder” has the meaning set forth in the Recitals.

“Definitive Warrants” has the meaning specified in Section 3.5.

“Distribution Compliance Period” means the period ending on the first anniversary of the date hereof.

“Equity Registration Rights Agreement” means that certain Equity Registration Rights Agreement, dated even date herewith, by and among the Company, and the purchasers of the Warrants relating to the Warrant Shares.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” has the meaning set forth in Section 4(a).

“Exercise Price” means $7.3652 per share on the date hereof and as adjusted as herein provided. The Exercise Price shall be subject to a contingent downward price adjustment on the twelve month anniversary of the date hereof and upon the expiration of each subsequent twelve month period (each, a “Reset Date”), such that if the VWAP per share of Common Stock for the 15-Trading Day period immediately prior to the applicable Reset Date (the “Reset Price Determination Period”) is less than the then applicable Exercise Price (such lower volume weighted average closing price, the “Reset Exercise Price”), the Exercise Price shall automatically be changed to the Reset Exercise Price; provided, however, that notwithstanding the foregoing, in no event shall the Reset Exercise Price be less than $3.6826 (as adjusted proportionally for stock dividends, stock splits, combinations, recapitalizations and the like). Notwithstanding the foregoing, beginning with the fiscal year 2009, the adjustment of the exercise price as described herein shall occur every six months.

In all cases, the Exercise Price shall also be subject to adjustment from time to time in accordance with Section 8 below.

“Financial Trigger” means, for the Company and its Subsidiaries on a consolidated basis, that (i) net profit after tax for the fiscal year ending December 31, 2007 shall be less than $9.0 million (or its equivalent in RMB, calculated at the exchange rate for conversion of US dollars into RMB quoted by the People’s Bank of China on the last Business Day of such fiscal year) or (ii) net profit after tax for the fiscal year ending December 31, 2008 shall be less than $13.5 million (or its equivalent in RMB, calculated at the exchange rate for conversion of US dollars into RMB quoted by the People’s Bank of China on the last Business Day of such fiscal year).

The calculation of “net profit after tax” for the purposes of this definition shall be as reported in the Company’s audited financial statements for the applicable fiscal year, and shall be made in accordance with GAAP consistently applied and as determined by the Company’s regular independent public accountants in the Company’s fiscal year ending December 31, 2006, after deducting “income tax expense” and the amount, if any, for minority interest that may arise, but without adding any “other comprehensive income” or any extraordinary income; provided that the calculation of “net profit after tax” for the purposes of this definition shall not include (i) accounting charges arising from or in connection with the issuance of the Notes and all other accounting charges related to the Notes, if any, (ii) accounting charges arising from or in connection with the issuance or exercise of the Warrants and all other accounting charges related to the Warrants, if any, (iii) the after tax amount of interest recognized in each of the relevant fiscal year associated with the Notes, (iv) accounting income or changes arising from any change or the introduction of new accounting standards required by GAAP after the date of this Agreement (v) any non-cash expense incurred at any time in connection with the issuance of shares of Common Stock pursuant to (x) Section 8 and (y) the Company’s stock option plans and employee stock purchase plans and which have been approved by the Company’s Board of Directors so long as such issuances in the aggregate do not exceed five percent (5%) of the Common Stock of the Company issued and outstanding immediately prior to such issuance or grants, and (vi) any extraordinary gain or loss.

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b) the statements and pronouncements of the Financial Accounting Standards Board,

(c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All ratios and computations based on GAAP contained in this Agreement will be computed in conformity with GAAP.

“Global Warrants” has the meaning specified in Section 3.1(b).

“Holders” or “holder” means the registered holders or registered holder of the Warrants.

“Indenture” has the meaning set forth in the Recitals.

“Independent Financial Advisor” means an investment banking firm of international standing or any third party appraiser of international standing that is qualified to provide an appraisal of the relevant asset, provided that such firm or appraiser is not an Affiliate of the Company.

“Market Value” for each share of Common Stock, as of any date, shall equal:

(i) if the Common Stock is primarily traded on a securities exchange, the volume weighted average closing price per share of Common Stock for the 15-trading day period immediately prior to the applicable date of determination,

(ii) if the principal market for the Common Stock is in the over-the-counter market, the volume weighted average closing price per share of Common Stock for the 15-trading day period immediately prior to the applicable date of the determination, as published by the applicable trading organization, and

(iii) if neither clause (i) nor clause (ii) is applicable, the fair market value on the date of determination of the Common Stock, as determined in good faith by the Board of Directors of the Company based on a written opinion of an internationally recognized investment banking, appraisal or valuation firm that is (A) acceptable in writing to a majority of the then outstanding holders of the Warrants (excluding the warrants held by the Company or any of its Affiliates) and (B) not an Affiliate of the Company.

“Note” and “Notes” have the meanings set forth in the Recitals.

“Officer” means, with respect to the Company, the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President.

“Officers’ Certificate” means a certificate, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and is delivered to the Trustee.

“Opinions of Counsel” means an opinion from legal counsel of recognized standing which meets the requirements of Section 12.04 of the Indenture.

“Participant” means, with respect to Euroclear or Clearstream, a Person who has an account with Euroclear or Clearstream.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PRC” means the People’s Republic of China, exclusive of Macau, Hong Kong and Taiwan.

“Redemption Date” has the meaning set forth in Section 12.

“Redemption Price” in aggregate for all Warrants means $17.5 million.

“Regulation S” means Regulation S under the Securities Act.

“RMB” means the lawful currency of the PRC.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary,” means, in respect of any person (the “first person”) at any particular time, any other person (the “second person”):

(a) Control: whose affairs and policies the first person controls or has the power to control (directly or indirectly), whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise; or

(b) Consolidation: whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first person.

“Trading Day” shall mean (x) if the applicable security is quoted on the Nasdaq Global Market, Global Select Market or Capital Market, a day on which trades may be made thereon, (y) if the applicable security is listed or admitted for trading on the American Stock Exchange, New York Stock Exchange or another national securities exchange, a day on which the American Stock Exchange, New York Stock Exchange or another national securities exchange is open for business, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.

“Transfer Agent” has the meaning set forth in Section 6(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. through its “Volume at Price” functions (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; or (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and lowest closing ask price of any of the market makers for such security as reported, and in each of the foregoing clauses ignoring any block trade (which for purposes of this definition means any transfer of more than 100,000 shares). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Noteholders of at least a majority in aggregate principal amount of the Notes then outstanding. If the Company and the holders of the Notes cannot agree on the fair market value referred to above, then the fair market value shall be determined in good faith by an Independent Financial Advisor (acting as an expert) selected by the Company and approved in writing by the holders of at least a majority in aggregate principal amount of the Notes then outstanding.

“Warrant” and “Warrants” have the meanings set forth in the Recitals.

“Warrant Agent” has the meaning set forth in the Recitals.

“Warrant Certificate” has the meaning set forth in Section 3.1(b).

“Warrant Countersignature Order” has the meaning set forth in Section 3.2.

“Warrant Expiration Date” is January 29, 2015.

“Warrant Register” has the meaning set forth in Section 3.3.

“Warrant Registrar” has the meaning set forth in Section 3.3.

“Warrant Shares” has the meaning set forth in the Recitals and shall initially be an aggregate of 2,900,000 shares of Common Stock; provided, however, that the number of Warrant Shares shall be subject to further adjustment from time to time in accordance with Section 8 below.

SECTION 2.	APPOINTMENT OF WARRANT AGENT.

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment.

SECTION 3.	ISSUANCE OF WARRANTS; WARRANT CERTIFICATES

3.1 Form and Dating.

(a) General.

The Warrants and the Warrant Shares may have notations, legends or endorsements required by law, stock exchange rule or usage, and which, if required, will be provided by the Company to the Warrant Agent in writing. Each Warrant shall be dated the date of the countersignature.

The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement. The Company and the Warrant Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

(b) Form of the Warrants

The Warrants shall be issued initially in the form of global warrants (each a “Global Warrant”). Global Warrants shall be substantially in the form of Exhibit A attached hereto (including the Global Warrant Legend and the Regulation S Legend thereon and the “Schedule of Exchanges of Interests in the Global Warrant” attached thereto). Definitive Warrants, once issued pursuant to Section 3.5(a), shall be substantially in the form of Exhibit A attached hereto, but without the Global Warrant Legend thereon and without the “Schedule of Exchanges of Interests in the Global Warrant” attached thereto (the certificates of the Definitive Warrants, together with the certificate of the Global Warrant, each a “Warrant Certificate”). Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent in accordance with instructions given by the holder thereof as required by Section 3.5 hereof. Each Global Warrant shall be deposited with the Common Depositary, which shall hold such Global Warrant in safe custody for the account of Euroclear and/or Clearstream and instruct Euroclear or Clearstream or both of them, as the case may be, to credit the number of Warrants represented by such Global Warrant to the holder’s distribution account with Euroclear or Clearstream. If at any time the Common Depositary notifies the Company in writing that it is unwilling or unable to discharge properly its responsibilities, or if at any time it is no longer eligible to act as the depositary for the Global Warrants, a successor common depositary shall be appointed.

(c) Euroclear and Clearstream Procedures Applicable.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to notices to Holders and transfers of beneficial interests in the Global Warrants that are held by Participants through Euroclear or Clearstream. Any obligation the Company (and the Collateral Agent on its behalf) may have to publish a notice to the Holders shall have been met upon delivery to the relevant clearing system.

3.2 Execution

An Officer shall sign the Warrants on behalf of the Company by manual or facsimile signature and deliver the executed Warrants to the Warrant Registrar for countersignature, accompanied by a written order of the Company signed by an Officer of the Company (a “Warrant Countersignature Order”) specifying the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned and other information the Company may determine to include or the Warrant Agent may reasonably request.

Upon the execution and the delivery of this Agreement, the Company shall furnish, and from time to time thereafter may furnish, to the Warrant Agent, a certificate substantially in the form of Exhibit C (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (or facsimile) signatures of the Officers. Until the Warrant Agent receives a subsequent Authorization Certificate, the Warrant Agent shall be entitled to conclusively rely on the last Authorization Certificate delivered to each of them for purposes of determining the Officers.

If the Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid.

A Warrant shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature shall be conclusive evidence that the Warrant has been properly countersigned under this Agreement.

The Warrant Registrar shall, upon receipt of a Warrant Countersignature Order, countersign Warrants for original issue up to the number stated in the preamble hereto.

The Warrant Registrar may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company and the benefit of all rights and indemnities available to the Warrant Agent in respect of the countersignature of Warrants hereunder.

3.3 Warrant Registrar and Common Depositary

The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (the “Warrant Registrar”). The Warrant Registrar shall keep a register of the Warrants and of their registration of transfer and exchange (the “Warrant Register”). The Company may appoint one or more co-Warrant Registrars. The term “Warrant Registrar” includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any holder. The Company shall notify the Warrant Agent in writing of the name and address of any agent not a party to this Agreement. If the Company fails to appoint or maintain another entity as Warrant Registrar, the Warrant Agent shall act as such. The Company or any of its subsidiaries may act as Warrant Registrar.

The Company initially appoints Deutsche Bank Luxembourg S. A. to act as the Warrant Registrar with respect to the Global Warrants.

The Company initially appoints the Deutsche Bank AG, London Branch to act as Common Depositary with respect to the Global Warrants.

3.4 Holder Lists

The Warrant Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all holders of Warrants. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish (or arrange to have furnished) to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the holders.

3.5 Transfer and Exchange

(a) In accordance with the terms of this Agreement, the Warrant Agent shall at the cost of the Company, make available for collection at the corporate trust office of the Warrant Agent set forth in Section 17 hereof, upon not less than 45 days’ notice to the Warrant Agent by Euroclear or Clearstream, the relevant Warrants in definitive form (“Definitive Warrants”) in exchange for interests in a Global Warrant in whole (but not in part) if either Euroclear or Clearstream or any other relevant clearing system ceases to operate as a clearing system for 14 consecutive days (other than by reason of public holiday) or announces an intention to permanently cease business and it shall not be practicable to transfer the relevant Warrants to another clearing system within 90 days. For this purpose, the Warrant Agent is authorized and it shall, upon receipt of a Warrant Countersignature Order, (A) countersign each such Definitive Warrant and (B) deliver each such Definitive Warrant to or to the order of Euroclear or Clearstream, in exchange for interests in such Global Warrant. The Warrant Agent shall promptly notify the Company upon receipt of a request for issue of Definitive Warrants the aggregate number of Warrants represented by the relevant Global Warrant to be exchanged in connection therewith. The Company undertakes to deliver to, or to the order of, the Warrant Agent sufficient numbers of duly executed Definitive Warrants to enable the Warrant Agent to comply with its obligations under this Section 3.5(a). Transfer of a Global Warrant by the Common Depositary to another shall be limited to transfer of such Global Warrant in whole, but not in part, to nominees of Euroclear or Clearstream, to a successor of Euroclear or Clearstream, such successor’s nominee, or such depositary other than the Common Depositary (or its nominee) as the Company may designate.

(b) Until a Global Warrant has been exchanged for a Definitive Warrant, no holder of any interest in any Global Warrant except the registered holder shall be entitled to any rights as a holder or any benefits under this Agreement. Once exchanged, a Global Warrant shall be canceled and disposed of by the Warrant Agent in accordance with its customary procedures.

(c) The Warrant Agent shall cause all Global Warrants and Definitive Warrants delivered to it and held by it hereunder to be maintained in safe custody in accordance with this Section 3.5, and shall ensure that such Warrants are issued only in accordance with the provisions of this Agreement.

(d) The Warrant Agent shall be entitled to treat a facsimile communication from a person purporting to be (and who the Warrant Agent believes in good faith to be) the authorized representative of the Company, named in the last Authentication Certificate furnished to the Warrant Agent, as sufficient instructions and authority of the Company for the Warrant Agent to act in accordance with this Section 3.5.

(e) Title to the Definitive Warrants shall pass by notation on the Warrant Register. However, title to Warrants issued in the form of Global Warrants held through Euroclear and Clearstream shall be transferable only in accordance with the rules and procedures of Euroclear and Clearstream, as appropriate.

(f) General Provisions Relating to Transfers and Exchanges

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall, upon receipt of a Warrant Countersignature Order, countersign Global Warrants and Definitive Warrants.

(2) The Company hereby agrees and instructs the Warrant Agent that the Warrant Registrar shall not register the proposed transfer of any beneficial interest in, or proposed exercise of any right in, any Warrant, unless the Warrant Registrar shall have first received certification in the form of Exhibit B hereto that such transfer or exercise is made in accordance with the provisions of Regulation S.

(3) The Warrant Register shall be in written form in the English language and shall include a record of the certificate number of each Warrant issued, and shall show the number of Warrants, the date of issue, all subsequent transfer and changes of ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific holder) and addresses of the holders.

(4) Subject to its receipt of one Business Day’s advanced notice, the Warrant Registrar shall at all reasonable times during office hours make the Warrant Register available to the Company, the Warrant Agent, the holders of Warrants or any person authorized by the Company in writing for inspection and at the expense of the person making such request, for the taking of copies thereof or extracts therefrom, and at the expense of the Company, the Warrant Registrar shall deliver to such persons all lists of holders of Warrants, their addresses, number of holdings and other details as they may reasonably request.

(5) The Warrant Registrar shall only register the transfer of an interest in a Warrant if the requested transfer is (i) being made by a person who has provided the Warrant Registrar with a certification in the form of Exhibit B hereto or (ii) pursuant to an effective registration statement under the Securities Act with certification to that effect from such holder.

(6) No service charge shall be made to a holder of a beneficial interest in a Global Warrant or to a holder of a Definitive Warrant for any registration of transfer or exchange, but the Company or the Warrant Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and may require that a Person receiving Definitive Warrants bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Definitive Warrants in person at the offices of the Warrant Agent or Warrant Registrar.

(7) All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants for Common Stock of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

(8) Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent, and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and none of the Warrant Agent, Warrant Registrar or the Company shall be affected by notice to the contrary.

(9) The Warrant Registrar shall countersign Global Warrants and Definitive Warrants in accordance with the provisions of Section 3.2 hereof.

(g) Facsimile Submissions to Warrant Agent

All certifications, certificates and Opinions of Counsel required to be submitted to the Warrant Agent pursuant to this Section 3.5 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certificates and/or certifications delivered to the Warrant Agent pursuant to this Section 3.5, the Warrant Registrar’s and the Warrant Agent’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibit B attached hereto. The Warrant Agent shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates and Warrant Agent. As to any Opinions of Counsel delivered pursuant to this Section 3.5, the Warrant Registrar and Warrant Agent may conclusively rely upon, and be fully protected in relying upon, such opinions.

3.6 Replacement Warrants

If any mutilated Warrant is surrendered to the Warrant Agent or the Company and the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant if the Warrant Agent’s requirements are met.  The holder of such Warrant shall (i) provide sufficient security or indemnity to the Company, the Warrant Agent or any agent of the Company or the Warrant Agent as may be required by each of them to indemnify and hold each of them harmless from any loss that any of them may suffer in connection with such replacement; and (ii) reimburse the Company and the Warrant Agent or any of their agents, as the case may be, for their expenses incurred in connection with such replacement.

Every replacement Warrant issued in accordance with this Section shall be a valid obligation of the Company, evidencing the same warrant as the mutilated, destroyed, lost or stolen Warrant, and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Warrants duly issued hereunder.

3.7 Cancellation

The Company and the Warrant Registrar shall deliver to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange, replacement or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall dispose of canceled Warrants (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Upon the Company’s written request, certification of the disposition of all canceled Warrants shall be delivered to the Company. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

SECTION 4.	SEPARATION OF WARRANTS; EXERCISE OF WARRANTS; TERMS OF WARRANTS

(a) The Notes and Warrants will be separately transferable from the date hereof. Subject to the terms of this Agreement, each holder of Warrants shall have the right, which may be exercised during the period commencing at the opening of business on the date hereof and until 11:59 pm, Hong Kong time, on the Warrant Expiration Date (the “Exercise Period”), to receive from the Company the number of fully paid and non-assessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the applicable Exercise Price then in effect (subject to sub-clause (e) below) (i) in cash, by wire transfer or by certified or official bank check payable to the order of the Company, (ii) by tendering Notes having a principal amount of premium, interest and other amounts actually outstanding at the time of tender equal to the applicable Exercise Price then in effect or (iii) any combination of cash or Notes.

(b) Each Warrant not exercised prior to 11:59 p.m., Hong Kong time, on the Warrant Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. The Warrant Agent shall have no responsibility for making any allocation between items (i) through (iv) in Section 4(a) above. No adjustments as to dividends will be made upon exercise of the Warrants.

(c) In order to exercise all or any of the Warrants represented by a Warrant Certificate, (i) in the case of a Definitive Warrant, the holder thereof must surrender upon exercise the Warrant Certificate to the Company before 11:59 p.m., Hong Kong time on any Business Day prior to the Warrant Expiration Date, at the corporate trust office of the Warrant Agent set forth in Section 16 hereof during normal business hours of the Warrant Agent and (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of Euroclear or Clearstream as the holder of such book-entry interest must comply with Euroclear or Clearstream’s procedures relating to the exercise of such book-entry interest in such Global Warrant. In each of (i) and (ii), the holder of the Warrants shall execute the form of election to purchase attached to the Warrant Certificate, and upon receipt of such executed form, the Warrant Agent shall promptly, but in no event later than three (3) Business Days following receipt thereof, notify the Company and deliver a copy of such form election to purchase. In the event of exercise via tender of Notes, the Company shall be solely responsible for calculating any interest or other amounts owing thereunder, and the Warrant Agent shall have no responsibility to make any such calculation.

(d) Subject to the provisions of Section 5 hereof, upon compliance with clause (c) above, the Company shall deliver or cause to be delivered with all reasonable dispatch, to or to the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company or its subsidiaries as described in Section 8(j) hereof, or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrants and payment of the applicable Exercise Price in accordance with clause (c) above, the Company shall, as soon as possible, but in any event not later than two Business Days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the applicable Exercise Price.

(e) The Warrants shall be exercisable, at the election of the holders thereof, either in full or in part from time to time during the Exercise Period; provided that notwithstanding any other provision of this Agreement, no Person shall be entitled to exercise the Warrants to the extent that such exercise would result in beneficial ownership by such Person and its Affiliates of more than 9.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of this Agreement beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall, upon receipt of a Warrant Countersignature Order, countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the holder, and shall deliver or cause to be delivered the new Warrant Certificate to the Person or Persons entitled to receive the same.

(f) All Warrant Certificates surrendered upon exercise of Warrants shall be delivered to and canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in accordance with its customary procedures. The Warrant Agent shall report promptly to the Company with respect to Warrants exercised.

(g) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders which shall be allowed upon prior written request with reasonable notice and during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

SECTION 5.	PAYMENT OF TAXES

The Company shall pay all securities transaction taxes and documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 6.	RESERVATION OF WARRANT SHARES

(a) The Company shall at all times reserve and keep available, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or the authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

(b) Interwest Transfer, Inc., or any other transfer agent for the Common Stock to be appointed by the Company (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company shall supply such Transfer Agent with duly executed certificates for such purposes and shall provide or otherwise make available any cash which may be payable as provided in Section 9 hereof. The Company shall furnish such Transfer Agent with a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 11 hereof.

(c) Before taking any action which would cause an adjustment pursuant to Section 8 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares at the Exercise Price as so adjusted.

(d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

SECTION 7.	OBTAINING STOCK EXCHANGE LISTINGS.

The Company shall from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchange, automated quotation system or other internationally-recognized stock market on which the Common Stock is then listed in the United States, if any.

SECTION 8.	ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE

The applicable Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant shall be subject to adjustment from time to time during the Exercise Period upon the occurrence of the events enumerated in this Section 8; provided that in no event shall the applicable Exercise Price be less than the then current par value of Common Stock, provided further that if by virtue of an adjustment under this Agreement, the Warrant Exercise Price is to be reduced to below the par value, the Company shall take all action practicable to reduce the par value of the Common Stock to a value equal to and below such adjusted Exercise Price, and if not practicable, to the lowest practicable value which shall also be the adjusted Exercise Price. For purposes of this Section 8, “Common Stock” includes shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

In addition to the adjustments required under this Section 8, the Company may, at any time, reduce the applicable Exercise Price to any amount greater than or equal to $.0001 per share for any period of time (but not less than 20 Business Days) deemed appropriate by the Board of Directors of the Company.

(a) Adjustment for Change in Capital Stock.

If the Company (i) pays a dividend or makes a distribution on its Common Stock payable in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its shares of outstanding Common Stock into a smaller number of shares or (iv) issues by reclassification of its Common Stock any shares of its capital stock, then the applicable Exercise Price in effect immediately prior to such action shall, subject to the proviso to the first sentence of the first paragraph of this Section 8, be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such holder would have owned immediately following such action as if such Warrant had been exercised immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the applicable Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 8. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Adjustment for Rights Issue.

If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date set forth below to subscribe for shares of Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock, in either case, at a price per share less than the Market Value per share on that record date, the applicable Exercise Price shall be adjusted in accordance with the formula:

O  +  N x P

E’ = E x  M

O + N

where:

E’	=	the adjusted Exercise Price.

E	=	the then current Exercise Price.

O	=	the number of shares of Common Stock outstanding on the record date.

N	=	the number of shares of additional Common Stock issued pursuant to such rights, options or warrants.

P	=	the price per share of the additional shares of Common Stock.

M	=	the Market Value per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the applicable Exercise Price shall be promptly readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued.

(c) Adjustment for Other Distributions.

If the Company distributes to all holders of its Common Stock any of its assets (including cash), debt securities, preferred stock or any rights or warrants to purchase assets (including cash), debt securities, preferred stock or other securities of the Company, the applicable Exercise Price shall be adjusted in accordance with the formula:

E’	= E x M – F

  M

where:

E’	=	the adjusted Exercise Price.

E	=	the then current Exercise Price.

M	=	the Market Value per share of Common Stock on the record date mentioned below.

F	=
the fair market value on the record date of the debt securities, preferred stock, assets (including cash), securities, rights or warrants to be distributed in respect of one share of Common Stock as determined in good faith by the Board of Directors of the Company based on a written opinion of an internationally recognized investment banking, appraisal or valuation firm that is not an Affiliate of the Company.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

This Section 8(c) shall not apply to distributions of stock referred to in Section 8(a) or of rights, options or warrants referred to in Section 8(b) hereof.

(d) Adjustment for Common Stock Issue.

If the Company issues shares of Common Stock for a consideration per share less than the Exercise Price per share on the date the Company fixes the offering price of such additional shares, the applicable Exercise Price shall be adjusted in accordance with the formula:

 P

E’  =  E  x  O  +  E

  A

where:

E’	=	the adjusted Exercise Price.

E	=	the then current Exercise Price.

O	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

P	=	the aggregate consideration received for the issuance of such additional shares.

A	=	the number of shares outstanding of Common Stock immediately after the issuance of such additional shares of Common Stock.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

This subsection (d) shall not apply to:

(1) any of the transactions described in subsections (a), (b) or (c) of this Section 8, including, without limitation, the shares of Common Stock issuable upon the exercise thereof,

(2) the exercise of Warrants, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock the issuance of which requires an adjustment to be made under Section 8(e),

(3) the issuance of Common Stock to employees, officers or directors of the Company or its subsidiaries under other bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d), but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not, together with options exercisable for Common Stock issued under the employee benefit plans referred to Section 8(e)(2), exceed 3,000,000 shares of Common Stock (as adjusted proportionally for stock dividends, stock splits, combinations, recapitalizations and the like) per calendar year, or

(4) the issuance of Common Stock issuable upon the conversion, exchange or exercise of other securities, warrants, options or similar rights if the conversion, exchange or exercise price is not less than the Exercise Price per share of Common Stock at the time the security, warrant, option or right so converted, exchanged or exercised was issued or granted.

(e) Adjustment for Convertible Securities Issue.

If the Company issues any securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsections (a), (b) or (c) of this Section 8) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Exercise Price per share on the date of issuance of such securities or on the date the Company fixes the offering price of such securities, the applicable Exercise Price shall be adjusted in accordance with the formula:

 P

O + E
E’ = E  x
O + D

where:

E’	=	the adjusted Exercise Price.

E	=	the then current Exercise Price.

O	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

P	=	the aggregate consideration received for the issuance of such securities.

D	=	the maximum number of shares of Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion, exchange or exercise rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities have not been issued when such securities are no longer outstanding, then the applicable Exercise Price shall promptly be readjusted to the applicable Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities.

This subsection (e) shall not apply to:

(1) convertible securities issued to stockholders of any Person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, provided that if such Person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a internationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view, or

(2) the issuance of options exercisable for Common Stock to employees, officers or directors of the Company or its subsidiaries under other bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (e), but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not, together with Common Stock issued under the employee benefit plans referred to in Section 8(d)(3), exceed 3,000,000 shares of Common Stock (as adjusted proportionally for stock dividends, stock splits, combinations, recapitalizations and the like) per calendar year.

(f) Consideration Received.

For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 8, the following shall apply:

(1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors based on a written opinion of an internationally recognized investment banking, appraisal or valuation firm that is not an Affiliate of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent;

(3) in the case of the issuance of securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection (f)); and

(4) in the case of the issuance of shares of Common Stock pursuant to rights, options or warrants which rights, options or warrants were originally issued together with one or more other securities as part of a unit at a price per unit, the consideration shall be deemed to be the fair value of such rights, options or warrants at the time of issuance thereof as determined in good faith by the Board of Directors based on a written opinion of an internationally recognized investment banking, appraisal or valuation firm that is not an Affiliate of the Company and in accordance with GAAP whose determination shall be conclusive and described in a Board resolution, which shall be filed with the Warrant Agent, plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (as determined in the same manner as provided in clauses (1) and (2) of this subsection (f)).

(g) When De Minimis Adjustment May Be Deferred.

No adjustment in the applicable Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the applicable Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made by the Company to the nearest cent or to the nearest 1/100th of a share, as the case may be, it being understood that no such rounding shall be made under subsection (n).

(h) When No Adjustment Required.

With respect to Warrants of any holder, no adjustment need be made for a transaction referred to Section 8(a), (b), (c), (d) or (e) hereof, if such holder is to participate (without being required to exercise its Warrants) in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or (ii) a change in the par value or no par value of the Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(i) Notice of Adjustment.

Whenever the applicable Exercise Price is adjusted, the Company shall provide the notices required by Section 11 hereof.

(j) Financial Trigger.

If and at each time, upon completion of the annual audit of the Company’s financial statements for the fiscal year ending December 31, 2007 and the fiscal year ending December 31, 2008 a Financial Trigger shall have occurred in such fiscal year, then within five (5) Business Days following issuance of the review or audit report, as the case may be, for such fiscal year, the Exercise Price shall be adjusted (such adjustment to take effect as of the date of its determination) by multiplying it by a fraction, (i) the numerator of which is the sum of (a) the number of shares of Common Stock outstanding immediately before such adjustment to the Exercise Price and (b) 87,000 shares of Common Stock (which number shall be adjusted according to the terms of Section 8(a)), and (ii) the denominator of which is the number of shares of Common Stock outstanding immediately before such adjustment to the Exercise Price.

(k) Reorganization of Company.

(1) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into (i) a supplemental warrant agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8 and (ii) a supplement to the Equity Registration Rights Agreement providing for the assumption of the Company’s obligations thereunder. The successor company shall mail to Warrant holders a notice describing the supplemental warrant agreement and Equity Registration Rights Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, such issuer shall join in the supplemental warrant agreement and Equity Registration Rights Agreement. If this Section 8(k) shall be applicable, Sections 8(a), (b), (c), (d), (e) and (f) hereof shall not be applicable to such consolidation, merger, transfer or lease.

(2) Notwithstanding subclause (1) above, if (A) the Company consolidates or merges with or into, or sells, transfers or leases all or substantially all its assets to, any Person and in connection therewith, the consideration payable to holders of shares of Common Stock in exchange for their shares of Common Stock is payable solely in cash or (B) proceedings commence for the voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Warrants shall automatically be exercised into such number of Warrant Shares as is determined pursuant to the provisions of Section 4(a), and the Warrant Certificate representing such Warrants shall be deemed canceled. As a result of such conversion, each holder of Warrant Shares shall be entitled to receive distributions on an equal basis with the holders of the shares of Common Stock. If this Section 8(k) applies to a transaction, Sections 8(a), (b), (c), (d) and (e) hereof do not apply to such transaction.

(l) Company Determination Final.

The Company or the Board of Directors shall make any determination pursuant to Section 8(a), (b), (c), (d), (e), (f), (g) or (h) hereof in good faith. Notwithstanding the foregoing, if the holders of more than 25% of the Warrants object to any such determination, the Company shall appoint an Independent Financial Advisor to make such determination, which if made in good faith shall be conclusive.

(m) Warrant Agent’s Disclaimer.

The Warrant Agent shall have no duty to determine when an adjustment under this Section 8 should be made, how it should be made or what it should be. The Warrant Agent shall have no duty to determine whether a supplemental warrant agreement under Section 8(k) need be entered into or whether any provisions of a supplemental warrant agreement under Section 8(k) hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company’s failure to comply with this Section 8. The Warrant Agent shall not be required to make or be responsible for any calculations under this Section 8.

(n) When Issuance or Payment May Be Deferred.

In any case in which this Section 8 shall require that an adjustment in the applicable Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the applicable Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 9 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

(o) Adjustment in Number of Shares.

Upon each adjustment of the applicable Exercise Price pursuant to this Section 8, each Warrant outstanding prior to the making of the adjustment in the applicable Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N’	= N x E

   E’

where:

N’	=	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N	=	the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E’	=	the adjusted Exercise Price.

E	=	the Exercise Price prior to adjustment.

(p) Form of Warrants.

Irrespective of any adjustments in the applicable Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(q) No Impairment. If any event shall occur as to which the provisions of Section 8 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint an investment banking firm of recognized international standing, or any other financial expert that does not (or whose directors, officers, employees, or affiliates do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to given independent financial advice to the Company, is not (and none of its directors, officers, employees or affiliates) are a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 8 necessary to preserve, without dilution, the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly deliver a copy thereof to the Warrant Agent and shall make the adjustments described therein.

SECTION 9.	FRACTIONAL INTERESTS

The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall round up the number of Warrant Shares issued to the nearest whole number.

SECTION 10.	SHORTING TRANSACTIONS

If any Holder (the “Disposing Holder”) or any of its Affiliates or one or more Persons acting in concert with such Holder shall have directly or indirectly, executed any disposition, including Short Sales, in the Common Stock during any Reset Price Determination Period, and the Exercise Price immediately prior to such Reset Date (the “ex-Reset Exercise Price”) is reset downward on such Reset Date (the “Post Reset Exercise Price”) as a result of such disposition by the Disposing Holder, then the Disposing Holder shall indemnify the Company for the loss equals to (x) the difference between the ex-Reset Exercise Price and Post Reset Exercise Price multiplied by (y) the number of Warrant Shares exercised by any Holder during the period between such Reset Date and the immediately subsequent Reset Date. For the purpose of this Agreement, “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

SECTION 11.	NOTICES TO WARRANT HOLDERS

(a) Upon any adjustment of the applicable Exercise Price pursuant to Section 8 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the applicable Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the applicable Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of Warrants at the address appearing on the Warrant register for each such registered holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

(b) In the event:

(i) that the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(ii) that the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets;

(iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, lease or transfer of all or substantially all of the Company’s properties and assets, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v) that the Company proposes to take any action which would require an adjustment of the applicable Exercise Price pursuant to Section 8 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of Warrants at his address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. If the Warrant Agent is asked to give notice to the holders of the Warrants on behalf of the Company, such notice shall be delivered to the Warrant Agent at least 5 Business Days prior to the latest time the notice is required to be given to such holders under this section. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

(c) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 12.	REDEMPTION OF WARRANTS

(a) If at any time between the sixth anniversary of the date hereof and the Warrant Expiration Date any Warrant remains unexercised, or if any Event of Default shall occur under the Indenture (the fifteenth Business Day following any such time selected by the Holder of a Warrant, or the fifteenth Business Day following the date of any Event of Default under the Indenture, the “Redemption Date”), then on the Redemption Date the Company and the Controlling Shareholder agree to, jointly and severally, and shall, redeem the Warrants tendered by such Warrantholder for a price equal to the pro rata portion of the Redemption Price that is applicable to the Warrants tendered by such Holder.

(b) Redemptions of Warrants under this Section shall be made, at the option of the holder thereof, upon:

(1) delivery to the Company by a holder of a duly completed notice (the “Redemption Notice”) in the form set forth on the reverse of the Warrant attached hereto as Exhibit A on the date that is fifteen (15) Business Days prior to the Redemption Date; and

(2) delivery or book entry transfer of such Warrants to the Warrant Agent at any time after delivery of the Redemption Notice (together with all necessary endorsements) at the address of the Warrant Agent specified in Section 17 hereof, such delivery being a condition to receipt by the holder of the Redemption Price therefor; provided that such Redemption Price shall be so paid pursuant to this Section only if the Warrant so delivered to the Warrant Agent shall conform in all respects to the description thereof in the related Redemption Notice.

(c) Any redemption by the Company contemplated pursuant to the provisions of this Section shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Redemption Date and the time of the book entry transfer or delivery of the Warrant.

(d) Any Warrants redeemed by the Company pursuant to Section 12(a) shall be canceled and no rights shall thereafter exist with respect to such Warrants.

(e) Neither the Company nor the Controlling Shareholder shall have any redemption rights with respect to the Warrants except as expressly set forth in Section 12(a).

SECTION 13.	MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

(a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 15 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates in its own name upon receipt of a Warrant Countersignature Order; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

(b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

SECTION 14.	WARRANT AGENT

The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound and the rights and protection provided to the Warrant Agent shall also apply to the Warrant Registrar:

(a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as otherwise provided herein.

(b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company. The Warrant Agent shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Warrant Agreement.

(c) Before the Warrant Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Warrant Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Warrant Agent may at the expense of the Company consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Company shall reimburse the Warrant Agent and Warrant Registrar for any expenses, including attorneys fees, incurred in connection with the actions contemplated by this Section 14.

(d) The Warrant Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Warrant Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document except that the Warrant Agent shall verify the signatures of these documents based on the specimen provided by the relevant party. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Company and any of its subsidiaries, and the Warrant Agent shall not at any time have any responsibility for the same and each Holder shall not rely on the Warrant Agent in respect thereof.

(e) The Warrant Agent shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(f) The Warrant Agent shall have no duty to inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Agreement; but the Warrant Agent may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid.

(g) The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h) The Company shall pay the fees and expenses of the Warrant Agent and the Warrant Registrar as may be separately agreed from time to time.

(i) The Company agrees to pay to the Warrant Agent and Warrant Registrar compensation as agreed in writing for all services rendered by the Warrant Agent and Warrant Registrar in the execution of this Agreement, to reimburse the Warrant Agent and Warrant Registrar for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent and Warrant Registrar in the execution of this Agreement. The Company hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless the Warrant Agent and Warrant Registrar, its directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (the “Losses”), including without limitation incidental and out-of-pocket expenses and the costs and expenses of legal advisors and other experts, which may be incurred, suffered or brought against such indemnified party as a result or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Company (including this Section) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder; provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, willful default, or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Warrant Agent or the termination of this Agreement.

(j) Notwithstanding any other term or provision of this Agreement to the contrary, the Warrant Agent shall not be liable under any circumstances, and shall be fully indemnified by the Company, for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, regardless of whether the claim for such loss or damage is in connection with the Warrant Agent’s fraud, willful default, breach of fiduciary duty or gross negligence. The provisions of this Section 14(f) shall survive the termination or expiration of this Agreement and the resignation or removal of the Warrant Agent.

(k) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with security and indemnity to its satisfaction for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(l) The Warrant Agent, its affiliates and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(m) The Warrant Agent shall act hereunder solely as agent for the Company and need have no concern for the Holders, and its duties shall be determined solely by the provisions hereof. No implied duties shall be read into this Agreement, and the permissive rights of the Warrant Agent herein shall not be construed as its duties. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful default. The duties of the Warrant Agent and Warrant Registrar are several and not joint.

(n) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant to make or cause to be made any adjustment of the applicable Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and non-assessable, and makes no representation with respect thereto.

(o) The Warrant Agent shall not be required to risk or expend its own funds on the performance of it obligations and duties hereunder, nor to take any action for which it reasonably believes may not be fully indemnified to its satisfaction.

(p) In the event that the Warrant Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Company, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdictions.

(q) Notwithstanding anything to the contrary contained in this Agreement, the Warrant Agent shall not be obliged to act or omit to act in accordance with any instruction, direction or request delivered to it by the Company unless such instruction, direction or request is delivered to the Warrant Agent in writing.

(r) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or unintentional misconduct of any such attorneys or agents or for any loss to the Company or the holders of the Warrants resulting from any such act, default, neglect or unintentional misconduct, absent gross negligence or willful default (as each is determined by a final non-appealable order of a court of competent jurisdiction) in the selection and continued employment thereof.

(s) The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility under this Warrant Agreement, arising out of or caused, directly or indirectly, by any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

SECTION 15.	CHANGE OF WARRANT AGENT

The Warrant Agent and the Warrant Registrar may resign without assigning any reason and without being responsible for any costs, charges and expenses occasioned by such retirement, and be discharged from the duties and obligations under this Agreement at any time upon 30 days’ prior notice to the Company. If the Warrant Agent shall become incapable of acting as Warrant Agent or resigns in accordance with this Agreement, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent without assigning any reason and without being responsible for any costs, charges and expenses or by the registered holder of a Warrant Certificate, then the Warrant Agent or the registered holders holding the majority of the Warrants may appoint a successor Warrant Agent or may, at the expense of the Company, apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders (other than the Company and any Affiliate thereof) of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent, provided that the Warrant Agent shall not be responsible for any costs associated with such removal and appointment. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; provided that the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent. The provisions under this Section 15 shall also apply to the change of Warrant Registrar.

SECTION 16.	REPORTS

(a) The Company agrees with each holder, for so long as any Warrants remain outstanding, it shall file with the Warrant Agent and furnish to the Holders (or promptly provide notice thereof to the Warrant Agent and to the Holders in case of documents described below that are publicly available) within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-QSB and 10-KSB if the Company were required to file such reports (or Forms 10-Q and 10-K if the Company is not eligible to file Forms 10-QSB or 10-KSB, as the case may be); and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(3) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such reports. Each annual report on Form 10-KSB (or 10-K, as the case may be) shall include a report on the Company’s consolidated financial statements by a firm of independent certified accountants. Delivery of such reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent’s receipt of such shall not constitute constructive notice of any information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Warrant Agent shall be entitled to rely exclusively on Officers’ Certificates).

(b) For as long as any Warrants are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Company is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Company shall supply (i) to any holder or beneficial owner of a Warrant or (ii) upon their request to a prospective purchaser of a Warrant or beneficial interest therein designated by such holder or owner, the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Securities Act.

(c) The Company shall provide the Warrant Agent with a sufficient number of copies of all such reports that the Warrant Agent may be required to deliver to the holders of the Warrants under this Section 16.

SECTION 17.	NOTICES TO COMPANY AND WARRANT AGENT

Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or the Warrant Registrar or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent or Warrant Registrar) or delivered by facsimile as follows:

The Company:

China Natural Gas, Inc.
19th Floor, Van Metropolis B,
Tangyan RD, Hi-tech Zone,
Xi'an 710065
P.R. China
Attention: Chief Financial Officer
Facsimile No.:           +86-8845 4353

China Natural Gas, Inc.
90 Park Ave Suite# 1625
New York, NY 10016
Attention: Taylor Zhang
Facsimile No.:           +1 212 786 – 7371

Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant to the Warrant Agent shall be given in English and shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), or delivered by facsimile, to and received by the Warrant Agent at its corporate trust office as follows:

Deutsche Bank AG, Hong Kong Branch
48th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Attention: The Managing Director
Facsimile No: +852 2203 7320

Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant to the Warrant Registrar shall be given in English and shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Registrar with the Company), or delivered by facsimile, to and received by the Warrant Registrar at its corporate trust office as follows:

Deutsche Bank Luxembourg S.A.
2, Boulevard Konrad Adenaue
L-1115 Luxembourg
Attntion: Coupon Payment Department
Facsimile No: 352-473-136

With copy to:

Deutsche Bank AG, Hong Kong Branch
48th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Attention: The Managing Director
Facsimile No: +852 2203 7320

SECTION 18.	SUPPLEMENTS AND AMENDMENTS

The Company, the Controlling Shareholder and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company, the Controlling Shareholder and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Warrants.

Any amendment or supplement to this Agreement that has an adverse effect on the interests of the holders of the Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants (excluding the Warrants held by the Company or any of its Affiliates).

The consent of each holder of Warrants affected shall be required for any amendment pursuant to which the applicable Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement). In executing or accepting any supplement, modification or amendment to this Agreement, the Warrant Agent shall be entitled to receive at the expense of the Company, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplement, modification or amendment is authorized or permitted by this Agreement and all conditions precedent herein have been complied with. The Warrant Agent may, but shall not be obligated to, enter into any such supplement, modification or amendment which affects the Warrant Agent’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 19.	SUCCESSORS

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent or Warrant Registrar shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 20.	TERMINATION

This Agreement shall terminate at 11:59 p.m., New York time, on the Warrant Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 14 shall survive such termination.

SECTION 21.	GOVERNING LAW

This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of New York and for all purposes shall be construed in accordance with the internal laws of said State.

SECTION 22.	JURISDICTION

Each of the Company and the Controlling Shareholder agrees that any suit, action or proceeding against it or him arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The city of New York and County of New York, and waives any objection which it or he may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

SECTION 23.	BENEFITS OF THIS AGREEMENT

Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Controlling Shareholder, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Controlling Shareholder, the Warrant Agent and the registered holders of Warrants.

SECTION 24.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

The Company:
China Natural Gas, Inc.

By:	/s/ Qinan Ji
Name:
Title:

The Controlling Shareholder:

/s/ Qinan Ji
Mr. JI Qinan

[SIGNATURE PAGE TO WARRANT AGREEMENT]

Warrant Agent:
Deutsche Bank AG, Hong Kong Branch

By:	/s/ Aric Kay-Russell
Name: Aric Kay-Russell
Title: Authorized Signatory

By:	/s/ Chiu Kin Wing Edward
Name: Chiu Kin Wing Edward
Title: Authorized Signatory

Warrant Registrar:
Deutsche Bank Luxembourg S.A.

By:	/s/ Aric Kay-Russell
Name: Aric Kay-Russell
Title: Attorney

By:	/s/ Chiu Kin Wing Edward
Name: Chiu Kin Wing Edward
Title: Attorney

[SIGNATURE PAGE TO WARRANT AGREEMENT]

EXHIBIT A

[Form of Warrant Certificate]

[Face]

[GLOBAL WARRANT LEGEND]

THIS GLOBAL WARRANT IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.7 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

[REGULATION S LEGEND]

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND THE WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN ORDER TO TRANSFER OR EXERCISE ANY INTEREST IN THIS WARRANT, THE BENEFICIAL HOLDER MUST FURNISH TO THE COMPANY AND THE WARRANT REGISTRAR (A) A WRITTEN CERTIFICATION THAT SUCH TRANSFER OR EXERCISE IS AN “OFFSHORE TRANSACTION” MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND THAT IT IS NOT A U.S. PERSON AND THE WARRANT IS NOT BEING EXERCISED ON BEHALF OF A U.S. PERSON AND (B) A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE SECURITIES DELIVERED UPON EXERCISE OF THE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THAT THE DELIVERY OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH BENEFICIAL HOLDER BY ACCEPTING AN INTEREST IN THIS WARRANT AGREES THAT ANY HEDGING TRANSACTION INVOLVING THIS WARRANT OR THE SECURITIES TO BE ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No. 1
ISIN No. US1689101152
Common Code: 033842066

Warrant Certificate

CHINA NATURAL GAS, INC.

This Warrant Certificate certifies that BT Globenet Nominees Limited, or its registered assigns, as nominee of the common depository for Clearstream Banking, societe anonyme (“Clearstream”) and/or Euroclear Bank S.A./N.V. as operator of the Euroclear System, (“Euroclear”), is the registered holder of the 2,900,000 Warrants to purchase certain Common Stock, par value $.0001 (the “Common Stock”), of China Natural Gas, Inc., a company incorporated under the laws of Delaware (the “Company”). Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement.

Each Warrant entitles the registered holder, upon exercise at any time during the Exercise Period, to receive from the Company the Warrant Shares at the Exercise Price per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

No Warrant may be exercised after 11:59 p.m., New York time, on the Warrant Expiration Date. To the extent not exercised by such time, any such Warrant shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

A-2

IN WITNESS WHEREOF, China Natural Gas, Inc. has caused this Warrant Certificate to be signed below.

Dated: _______, 2008

China Natural Gas, Inc.

By:
Name:
Title:

Countersigned:

Deutsche Bank Luxembourg S.A.

as Warrant Registrar

By: ____________________________________________
Authorized Signatory

By: ____________________________________________
Authorized Signatory

[SIGNATURE PAGE TO WARRANT CERTIFICATE]

[Reverse of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 11:59 p.m., New York time, on the Warrant Expiration Date entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of January 29, 2008 (the “Warrant Agreement”), duly executed and delivered by the Company to Deutsche Bank AG, Hong Kong Branch, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders of the Warrants. To the extent any provision of this Warrant Certificate conflicts with the express provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Warrants may be exercised at any time during the Exercise Period. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its corporate trust office set forth in Section 17 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed and signed, and upon payment to the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The Company has agreed pursuant to an Equity Registration Rights Agreement dated as of January 29, 2008 to, as promptly as practicable upon the request of a certain number of holders of the Company’s securities, file a registration statement on an appropriate form under the Securities Act of 1933 (the “Securities Act”) covering the resale of the Warrant Shares. The Company will use its best efforts to cause any such registration statement to be declared effective and to keep such registration statement continuously effective under the Securities Act in order to permit the resale of the Warrant Shares by the holders thereof until the Warrant Shares (i) have been sold pursuant thereto or (ii) may be sold without volume limitations pursuant to Rule 144.

Warrant Certificates, when surrendered at the corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge payable in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and none the Company, the Warrant Registrar and the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

The Company agrees that any suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

FORM OF ELECTION TO PURCHASE

China Natural Gas, Inc.
Transaction Details

To:	DEUTSCHE BANK AG, HONG KONG BRANCH
48th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

IMPORTANT: PLEASE READ THE NOTES AT THE END OF THIS NOTICE BEFORE COMPLETING THIS NOTICE.

I/We hereby irrevocably elect to exercise the Warrants into the common shares (“Common Shares”) in accordance with Section 4 of the Warrant Agreement.

Please enter the number of Units and serial or identifying numbers of Warrant Certificates to be exercised:

Total number of Units of Warrant:

Serial or identifying number of Warrant Certificates*:

ISIN number of Global Warrant:

* Not required for Warrants represented by a Global Warrant.

Please tick (√) the box of the elected option.

☐	Option 1: Cash Payment
I/We have arranged/will arrange payment of subscription moneys to the account of the Company. Cash Amount: __________________________ (please attach payment evidence)

☐	Option 2: Tender Notes
I/We elect to exercise the Warrants by delivery of the 5.0% Notes (the “Notes”) in lieu of payment of subscription money.

Total principal amount of Notes:

Serial Number:

ISIN Number:

Please complete all remaining sections of this notice before delivering it to the Warrant Agent.

A. Exercising holder’s Information.

Name of holder

Address of holder:

Telephone Number:

Fax Number:

Email Address:

Contact Person:

B. Delivery of Common Stock

Please register the Common Stock in the name of the following person:

Name:

Address:

Please deliver certificate(s) representing the Common Stock issued in respect of the exercise of the Warrant to the following person (at our risk and, if we request that delivery by mail, at our expense)

Name:

Address:

Account Number with Custodian (if applicable)

Name and Telephone No of Contact Person:

C. The undersigned hereby certifies that (i) the exercise of the Warrant is an “offshore transaction” meeting the requirements of Rule 904 of Regulation S and that it is not a U.S. person and the Warrant is not being exercised on behalf of a U.S. person, and (ii) the undersigned is providing herewith an opinion of counsel to the effect that the Warrant and the Common Stock to be delivered upon exercise thereof have been registered under the Securities Act of 1933 or are exempted from registration thereunder.

Signed:   __________________________________________

(Notice to be signed by an authorised signatory)

Date:       __________________________________________

For Warrant Agent’s use only:

1 Warrants deposited for exercise.

(a) Identification Reference Number:  _______________________

(b) Deposit Date:     _______________________

(c) Exercise Date:    _______________________

* Delete as appropriate.

For Company’s use only:

2 Common Stock to be Issued Upon exercise.

(a)	Aggregate Units of Warrants deposited for exercise

(b)	Exercise Price on Exercise Date:

(c)	Number of Common Stock deliverable (rounded up to the nearest whole number):

WARRANTS

1	This notice will be void unless all relevant details are duly completed and deposited during the Exercise Period.

2	Your attention is particularly drawn to Section 4 of the Warrant Agreement relating to the exercise of the Warrants.

3
If a retroactive adjustment of the Exercise Price contemplated by the terms and conditions of the Warrants is required in respect of an exercise of Warrants, additional Common Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) shall be delivered or dispatched in accordance with the Warrant Agreement.

4
Despatch of share certificates or other securities or property will be made at the risk of the exercising holder and the exercising holder will be required to submit any necessary documents required in order to effect, despatch in the manner specified.

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS

The following exchanges of a part of this Global Warrant have been made:

Date of Exchange	Amount of decrease in number of warrants in this Global Warrant	Amount of increase in number of Warrants in this Global Warrant	Number of Warrants in this Global Warrant following such decrease or increase	Signature of authorized officer of Warrant Agent

Option of Holder to Elect Redemption

If you want to elect to have this Warrant repurchased by the Company pursuant to Section 12 of the Warrant Agreement, check the box below and indicate the Redemption Date (15 business days after today’s date):

☐      Section 12    Redemption Date:___________________

Date:__________________________________

Your Signature:___________________________________
(Sign exactly as your name appears on the Warrant)

Tax Identification No.:
 ______________________________________________________

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

China Natural Gas, Inc.
19th Floor, Building B, Van Metropolis
No. 35 Tanyan Road
High Tech Zone
Xi’an 710065
P.R. China
Facsimile No.: +86 29 8832 3325
Attention: Chief Financial Officer

Deutsche Bank AG, Hong Kong Branch
48th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Attention: The Managing Director
Facsimile No: +852 2203 7320

Re: Warrants

Reference is hereby made to the Warrant Agreement, dated as of January 29, 2008 (the “Warrant Agreement”), between China Natural Gas, Inc., as issuer (the “Company”) and Deutsche Bank AG, Hong Kong Branch, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

___________________, (the “Transferee”) proposes to acquire ___________ number of Warrant[s] or interest in such Warrant[s] (the “Transfer”). In connection with the Transfer, the Transferee hereby agrees (i) that any hedging transactions involving the Warrants or the securities issuable upon exercise thereof may not be conducted unless in compliance with the Securities Act and (ii) such Transferee will only resell the Warrants or the securities issuable upon exercise of the Warrants in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration. The Transferee further certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Global Warrant or a Definitive Warrant pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933 (the “Securities Act”) and, accordingly, the Transferee hereby further certifies that (i) the Transferee is not a “U.S. person” and (x) at the time the buy order was originated, the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and the Transfer was not prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Certificate and the warrant Agreement, the transferred beneficial interest or Definitive Warrant will be subject to the restrictions on transfer printed on the Global Warrant and/or the Definitive Warrant and the Securities Act.

2. ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act and in compliance with the transfer restrictions contained in the Warrant Certificate and the Warrant Agreement and any applicable blue sky securities laws of any State of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferee]

By:
Name:
Title:

Dated:  _______________________

Exhibit C

FORM OF AUTHORIZATION CERTIFICATE

I, [Name], [Title], acting on behalf of China Natural Gas, Inc. (the “Company”), hereby certify that:

(A) the persons listed below are (i) Officers for purposes of the Warrant Agreement dated as of January [●], 2008 between the Company and Deutsche Bank AG, Hong Kong Branch, as Warrant Agent, (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his name and (iii) the duly authorized person who executed or will execute the Warrants by his manual or facsimile signature and was at the time of such execution, duly elected or appointed, qualified and acting as the holder of the office set forth opposite his name;

(B) each signature appearing below is the person’s genuine signature; and

(C) attached hereto as Schedule I is a true, correct and complete specimen of the certificates representing the Warrants.

Officers:

Name        Title      Signature

______________________   ______________________  ______________________
______________________   ______________________  ______________________
______________________   ______________________  ______________________